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                                                                   EXHIBIT 23.02


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 7, 1996 on the Provider Segment of Magellan Health Services, Inc. and to all references to our Firm included in or made a part of this Registration Statement.


                                                  ARTHUR ANDERSEN LLP


Atlanta, Georgia
April 28, 1998